CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on form S-1 of our report dated April 28, 2008, relating to the balance sheet as of March 31, 2008 and the related statements of operations, changes in stockholder’s equity, and cash flows for the period February 1, 2008 (inception) to March 31, 2008 of Auto Search Cars, Inc.(A Development Stage Company), and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/Bernstein & Pinchuk LLP

New York, New York
May 15, 2008